Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Prices $404 Million Public Offering of Common Shares

Wayne, Pa., – September 5, 2019 – Liberty Property Trust (NYSE: LPT) (“Liberty”) announced today the pricing of its underwritten public offering of 8.0 million of its common shares at a price to the public of $50.50 per share. In addition, Liberty has granted the underwriters an option to purchase up to an additional 1.2 million common shares at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering are expected to be approximately $404 million before deducting underwriting discounts and commissions and estimated offering expenses payable by Liberty. The offering is expected to close on September 10, 2019, subject to customary closing conditions. The net proceeds will be used for the early redemption of the $350 million 4.75% senior notes due October 1, 2020 of Liberty’s operating partnership, with any remainder to be used for working capital and general corporate purposes, including repayment of borrowings under Liberty’s credit facility.

Goldman Sachs & Co. LLC and Citigroup are acting as joint book-running managers of the offering.

The offering may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained, when available, from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146.

The offering will be made pursuant to an effective shelf registration statement on Form S-3. Before investing in the offering, interested parties should read the prospectus and related prospectus supplement for this offering, the documents incorporated by reference therein and the other documents Liberty has filed with the Securities and Exchange Commission. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities, blue sky or other laws of any such state or other jurisdiction.

About Liberty Property Trust

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. Liberty’s 109 million square foot operating portfolio provides productive work environments to 1,200 tenants.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the company can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of the company. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, retention of leases and dependence on tenants’ business operations), risks relating to the company’s ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that the company has acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that the company has issued or may issue in connection with such relationships, risks related to properties developed by the company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company's operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.

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